        As filed with the Securities and Exchange Commission on December 4, 2000
                                                           Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _______________________



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             _______________________

                          ONE VOICE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                         6333 Greenwich Drive, Ste. 240
                           San Diego, California 92122
                    (Address of principal executive offices)


              Nevada                                95-4714338
  (State or other jurisdiction of                (I.R.S. Employer
  incorporation or organization)                Identification No.)

              SECOND AMENDED AND RESTATED 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                                   Dean Weber
                          One Voice Technologies, Inc.
                         6333 Greenwich Drive, Ste. 240
                           San Diego, California 92122
                                 (858) 552-4466
                      (Name, address, and telephone number,
                   including area code, of agent for service)






                    CALCULATION OF REGISTRATION FEE

                                                             AMOUNT        PROPOSED     PROPOSED         AMOUNT OF
                 TITLE OF SECURITIES                         TO BE         MAXIMUM      MAXIMUM       REGISTRATION FEE
                   to be Registered                        REGISTERED      OFFERING    AGGREGATE
                                                                          PRICE PER     OFFERING
                                                                           SHARE(1)     PRICE(1)

-----------------------------------------------------------------------------------------------------------------------
        Common Stock,                                     500,000 shares     $7.375   $ 3,687,500             $  974.00
        $.001 par value(2)
=======================================================================================================================

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock of One Voice Technologies, Inc. as reported on September 28, 2000 on the Over-the-Counter Bulletin Board.

(2) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Second Amended and Restated 1999 Stock Option Plan pursuant to Rules 416 and 457 under the Securities Act of 1933. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                  INTRODUCTION

This Registration Statement on Form S-8 is filed by One Voice Technologies, Inc. (the "Company") relating to 500,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable to employees of the Company under the Second Amended and Restated 1999 Stock Option Plan (the "Plan"). Pursuant to General Instruction E for registration statements on Form S-8, the contents of our Registration Statement on Form S-8, relating to the Amended and Restated 1999 Stock Option Plan, file number 333-47236, filed with the Securities and Exchange Commission on October 3, 2000, and Amendment No. 1 filed on October 4, 2000, are incorporated herein by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*


Item 2.   Registrant Information and Employee Plan Annual Information.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 4.   Description of Securities.

         Not applicable.

Item 5.   Interests of Named Experts and Counsel.

         Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7.   Exemption from Registration Claimed.


         Not applicable.

Item 8.   Exhibits.

Exhibit Number  Description
--------------  -----------

     4.1 Certificate of Incorporation of the Company and Amendments thereto (filed on October 7, 1999, as an exhibit to the Company's Registration Statement on Form 10-SB and incorporated herein by this reference).

     4.2 Bylaws of the Company, as amended (filed on October 7, 1999, as an exhibit to the Company's Registration Statement on Form 10-SB and incorporated herein by this reference).

     4.3 Amendment to Bylaws of July 11, 2000 (excerpted) (included in original filing).

     4.4       Second Amended and Restated 1999 Stock Option Plan.

     5 Opinion of Luce, Forward, Hamilton & Scripps LLP as to the legality of the securities being registered.

     23.1      Consent of Stonefield Josephson, Inc. (included in first amended
               5.8 filing).

     23.2      Consent of Luce, Forward, Hamilton & Scripps LLP (contained in
               Exhibit 5 hereto).

Item 9.   Undertakings.

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 4,
2000.

ONE VOICE TECHNOLOGIES, INC.


By:      /s/ Dean Weber
   -----------------------------------------------
   Dean Weber, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature                              Title                                               Date
---------                              -----                                               ----
 /s/ Bradley J. Ammon                  Director                                     December 4, 2000
-----------------------------------
Bradley J. Ammon

 /s/ George Kaelin                     Director                                     December 4, 2000
-----------------------------------
George Kaelin

 /s/ Rahoul Sharan                     Director and Chief Financial Officer         December 4, 2000
-----------------------------------
Rahoul Sharan

 /s/ Dean Weber                        President, Chief Executive Officer and       December 4, 2000
-----------------------------------
Dean Weber                             Director

                               INDEX TO EXHIBITS

Exhibit No.     Description
-----------     -----------

4.4             Second Amended and Restated 1999 Stock Option Plan

5 Opinion of Luce, Forward, Hamilton & Scripps LLP as to legality of the securities being registered

23.1            Consent of Stonefield Josephson, Inc.

23.2            Consent of Luce, Forward, Hamilton & Scripps LLP (contained in
                Exhibit 5 hereto)